UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 6, 2019

Encompass Health Corporation

(Exact Name of Registrant as Specified in its Charter)

001-10315

(Commission File Number)

Delaware	63-0860407
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9001 Liberty Parkway, Birmingham, Alabama 35242

(Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHC	New York Stock Exchange

ITEM 7.01.	Regulation FD Disclosure.

Encompass Health Corporation (the “Company”) is furnishing this Current Report on Form 8-K to update certain previously disclosed estimates related to 2020 reimbursement rules promulgated by the United States Department of Health and Human Services, Centers for Medicare and Medicaid Services (“CMS”).

On July 31, 2019, CMS released its Notice of Final Rulemaking for Fiscal Year 2020 (the “2020 IRF Rule”) for inpatient rehabilitation facilities under the inpatient rehabilitation facility prospective payment system (the “IRF-PPS”). The 2020 IRF Rule would implement a net 2.5% market basket increase (market basket update of 2.9% reduced by a productivity adjustment of 0.4%) effective for discharges between October 1, 2019 and September 30, 2020. The 2020 IRF Rule includes the previously announced change to the IRF-PPS that replaces the FIM™ assessment instrument with new patient assessment measures, commonly referred to as “CARE Tool” measures. This affects patients’ classification into case-mix groupings, relative weights, and length-of-stay values under the IRF-PPS. The 2020 IRF Rule also includes changes that impact the Company’s hospital-by-hospital base rate for Medicare reimbursement. Such changes include, but are not limited to, revisions to the wage index and labor-related share values. There are also changes to the IRF quality reporting program that would require IRFs to collect and report more quality data and clinical information. Based on the Company’s analysis of the adjustments included in the 2020 IRF Rule and other factors, including the acuity of its patients over the three-month period ended June 30, 2019, the Company currently estimates Medicare payment rates for its inpatient rehabilitation segment will be flat to up 0.25% in fiscal year 2020 (effective October 1, 2019).

Additionally, the Company has updated the estimated financial impact associated with the base payment rate reduction related to the CMS behavioral assumptions as proposed in the Notice of Proposed Rulemaking for Calendar Year 2020 for home health agencies under the home health prospective payment system (the “2020 Proposed HH Rule”). The 2020 Proposed HH Rule would reduce the base payment rate 8% to negate certain behavioral changes CMS assumes home health providers will make. During the question and answer portion of the Company’s earnings conference call held on July 30, 2019, management estimated the financial impact for every 1% of base payment rate reduction. That estimate has been updated. The Company now estimates, for every 1% of base payment rate reduction, there will be a decrease of $8 million to $9 million in the Company’s 2020 revenues and segment adjusted EBITDA.

The information contained herein is being furnished pursuant to Item 7.01 of Form 8-K, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of this information will not be deemed an admission as to the materiality of any information contained herein.

Forward-Looking Statements

Statements contained in this document, which are not historical facts, such as those relating to the financial performance and impacts from CMS reimbursement rules, are forward-looking statements. In addition, the Company, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and the Company undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, the Company’s plan to repurchase its debt or equity securities, the Company’s financial plans, its future financial performance, its projected business results or model, its effective income tax rates, its ability to return value to shareholders, its projected leverage ratio, its acquisition opportunities, and the impact of legislation or regulation, including any addressing assumed behavioral changes by providers. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by the Company include, but are not limited to, the Company’s ability to comply with extensive, complex, and ever-changing regulations and sub-regulatory guidance in both business in general, such as privacy and wage and hour regulations, and the healthcare industry specifically; increases in Medicare audit activity, including increased use of sampling and extrapolation, resulting in additional unpaid reimbursement claims and an increase in the backlog of appealed claims denials; the Company’s ability to attract and retain key management personnel; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of the Company’s information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of systems of any acquired companies; the ability to successfully integrate acquired operations, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; the Company’s ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for the Company’s services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction (such as the patient driven groupings model and other payment system reforms); competitive pressures in the healthcare industry and the Company’s response thereto; the Company’s ability to obtain and retain favorable arrangements with third-party payors; the Company’s ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in the Company’s ability to recover improperly denied or recouped claims through the administrative appeals process on a timely basis; the Company’s ability to adapt to changes in the healthcare delivery system, including value-based purchasing and involvement in coordinated care initiatives or programs that may arise with its referral sources; the Company’s ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on the Company’s labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any instability or uncertainty related to armed conflict or an act of terrorism, governmental impasse over approval of the United States federal budget or an increase in the debt ceiling, an international sovereign debt crisis or a foreign trade dispute; and other factors which may be identified from time to time in the Company’s SEC filings and other public announcements, including the Company’s Form 10-K for the year ended December 31, 2018 and Forms 10-Q for the quarters ended June 30 and March 31, 2019.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS HEALTH CORPORATION

By:	/s/ Patrick Darby
Name:	Patrick Darby
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: August 6, 2019